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                                                                    EXHIBIT 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Reinsurance Group of America, Incorporated and subsidiaries, (the "Company"), for the quarterly period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jack B. Lay, Chief Financial Officer of the Company, certifies, to his best knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  May 13, 2003           /s/ Jack B. Lay
                              Jack B. Lay
                              Executive Vice President & Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Reinsurance Group of America, Incorporated and will be retained by Reinsurance Group of America, Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.